UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2009

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On March 9, 2009, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into subscription agreements with certain institutional investors (the “Subscription Agreements”) relating to the offering and sale of a total of 4,771,174 shares of its common stock (the “Shares”) and warrants to purchase up to a total of 6,679,644 additional shares of its common stock (the “Warrants”) at a purchase price of $2.10 per unit, with each unit consisting of one (1) Share and one and four-tenths (1.4) Warrants (the “Offering”).  The Warrants will not be exercisable until six months after the date of issuance and will expire five years after the date the warrants are first exercisable.  The Warrants will have an exercise price of $2.59 per share, which was the consolidated closing bid price of the Company’s common stock on March 9, 2009, as reported by NASDAQ.  The Shares and the Warrants are immediately separable and will be issued separately.

Piper Jaffray & Co. (“Piper Jaffray”) acted as the Company’s placement agent for the Offering pursuant to a placement agency agreement entered into with the Company on March 9, 2009 (the “Placement Agency Agreement”).  Under the Placement Agency Agreement, the Company agreed to pay Piper Jaffray an aggregate fee equal to 6.0% of the gross proceeds from the offering.  The Company also agreed to pay the fees, disbursements and other charges of counsel to Piper Jaffray.

The Company expects to complete the Offering on or about March 13, 2009, subject to the satisfaction of customary closing conditions, and expects to raise approximately $9.3 million, net of the placement agency fee and other estimated offering expenses, from the sale of the units.  The Company may raise up to an additional $17.3 million in connection with Warrant exercises from time to time during the period the Warrants are exercisable.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-157023), which was declared effective by the Securities and Exchange Commission on February 11, 2009. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, will file with the Securities and Exchange Commission a prospectus supplement relating to the Offering.  The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

The foregoing is only a brief description of the material terms of the Subscription Agreements, the Warrants and the Placement Agency Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description is qualified in its entirety by reference to the form of Subscription Agreement, the form of Warrant and the Placement Agency Agreement, which are filed as Exhibits 10.63, 4.2 and 10.64, respectively, to this Current Report and incorporated herein by reference.  This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended December 31, 2008.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.2	Form of Warrant

5.1	Opinion of DLA Piper LLP (US)

10.63	Form of Subscription Agreement by and between Cytori Therapeutics, Inc. and the Purchaser (as defined therein), dated as of March 9, 2009

10.64	Placement Agency Agreement, dated March 9, 2009, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: March 10, 2009	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.2	Form of Warrant

5.1	Opinion of DLA Piper LLP (US)

10.63	Form of Subscription Agreement by and between Cytori Therapeutics, Inc. and the Purchaser (as defined therein), dated as of March 9, 2009

10.64	Placement Agency Agreement, dated March 9, 2009, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.